Exhibit 3.116

ARTICLES OF INCORPORATION OF CHILES OFFSHORE INTERNATIONAL INC. INCORPORATED IN

THE REPUBLIC OF THE MARSHALL ISLANDS

PURSUANT

TO

THE BUSINESS CORPORATIONS ACT

DUPLICATE COPY

The original of this document was filed in
accordance with section 5 of the
Business Corporations Act on

NON RESIDENT

October 24, 2001

/s/ Deputy Registrar

Deputy Registrar

ARTICLES OF INCORPORATION

OF

CHILES OFFSHORE INTERNATIONAL INC.

PURSUANT TO THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Marshall Islands Business Corporations Act, does hereby make, subscribe, acknowledge and file with the Registrar of Corporations this instrument for that purpose, as follows:

A.	The name of the Corporation shall be:

CHILES OFFSHORE INTERNATIONAL INC.

B.	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act.

C.	The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation’s registered agent at such address is The Trust Company of the Marshall Islands, Inc.

D.	The aggregate number of shares of stock that the Corporation is authorized to issue is Five Hundred (500) registered shares without par value.

E.	The Corporation shall have every power which a corporation now or hereafter organized under the Marshall Islands Business Corporations Act may have.

F.	The name and address of the incorporator is:

Name	Post Office Address

Majuro Nominees Ltd.	P.O. Box 1405
Majuro
Marshall Islands

G.	The Board of Directors as well as the shareholders of the Corporation shall have the authority to adopt, amend or repeal the bylaws of the Corporation.

H.	Corporate existence shall begin upon filing these Articles of Incorporation with the Registrar of Corporations as of the filing date stated on these Articles.

IN WITNESS WHEREOF, I have executed this instrument on October 24, 2001.

Majuro Nominees Ltd.
Incorporator

by:	/s/ Majuro Nominees Ltd.

On October 24, 2001 before me personally came T. Lawson to me known and known to me to be the individual described in and who executed the foregoing instrument and who is authorized to sign on behalf of Majuro Nominees Ltd. and can act individually for that corporation and she duly acknowledged to me that the execution thereof was her act and deed.

/s/ G. B. McDermott

CONSENT OF INCORPORATOR

OF

CHILES OFFSHORE INTERNATIONAL INC.

Pursuant to section 32 of the Marshall Islands Business Corporations Act, the undersigned, being the sole Incorporator of CHILES OFFSHORE INTERNATIONAL INC., a Marshall Islands corporation (the “Corporation”), hereby give my written consent and direct that the following shall be my action as fully as if an organizational meeting had been held:

RESOLVED, That the following person shall be, and he hereby is elected Director of the Corporation to serve until the next annual meeting of shareholders or until his successor is elected and qualify:

Dick Fagerstal

IN WITNESS WHEREOF, I have signed this Consent as of October 24, 2001.

Majuro Nominees Ltd.
Incorporator

by:	/s/ Majuro Nominees Ltd.